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                                                              EXHIBIT 23.2

         CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Conectisys Corporation

        We hereby consent to incorporation by reference in the foregoing Registration Statement on Form S-8 of our report dated December 4, 2001, which appears in ConectiSys Corporation's Annual Report on Form 10-KSB as of September 30, 2001 and for the years ended September 30, 2001 and 2000, filed with the Securities and Exchange Commission on January 11, 2002.

        We also consent to the reference to us under the caption "Experts" in the prospectus constituting a part of the foregoing Registration Statement on Form S-8.

                             /S/ Hurley & Company

                                 HURLEY & COMPANY

Granada Hills, California
October 16, 2002